EXHIBIT 17.2




February 8, 2007


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Re:   Wi-Tron, Inc.
      File No. 0-21931


Dear Sir or Madam:

I have read Item 5.02 of Form 8-K of Wi-Tron for the event that occurred on February 7, 2007, and I agree with the statements concerning my resignation contained therein.



Very truly yours,


/s/ Craig H. Bird
------------------------------
Craig H. Bird
President, Segue Ventures, LLC
261 Old York Road, Suite 518
Jenkintown, PA  19046